                                                                    EXHIBIT 99

                        FORM 4 - JOINT FILER INFORMATION

NAME:                     KPN TELECOM B.V.

ADDRESS:                  MAANPLEIN 55
                          2516 CK  THE HAGUE
                          THE NETHERLANDS

DESIGNATED FILER:         KONINKLIJKE KPN N.V.

ISSUER & TICKER SYMBOL:   EUROWEB INTERNATIONAL CORP. (EWEB)

DATE OF EARLIEST
TRANSACTION REQUIRED
TO BE REPORTED:           FEBRUARY 1, 2005

SIGNATURE:                KPN TELECOM B.V.

                          BY:  KONINKLIJKE KPN N.V.,
                               ITS SOLE DIRECTOR

                               BY: /s/ G.J. WUNDERINK
                                   ----------------------------------
                                   NAME:  G.J. WUNDERINK
                                   TITLE: SENIOR VICE PRESIDENT
                                          DIVESTMENTS, MERGERS & ACQUISITIONS